Exhibit 23.2

                    Consent of Independent Auditors

We consent to the incorporation by reference in the Registration
Statement (Form S-3 No. 33-80193) of GE Global Insurance Holding
Corporation and in the related Prospectus of our report dated January 21, 1995, with respect to the consolidated financial statements and schedules of GE Global Insurance Holding Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1996.



                                         Ernst & Young LLP

Kansas City, Missouri
March 25, 1997